Exhibit 99.1

The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
Tel. 804.289.9600
Fax 804.289.9770

FOR IMMEDIATE RELEASE
Contact:
Investor Relations
804.289.9709

Brink’s Reports First-Quarter Results
Non-GAAP EPS $.30 vs $.44; GAAP EPS ($.06) vs ($.01)
2016 Non-GAAP EPS Guidance of $2.00 - $2.20 Affirmed

RICHMOND, Va., May 3, 2016 – The Brink’s Company (NYSE: BCO), a global leader in security-related services, today reported first-quarter earnings.

First-Quarter Highlights
GAAP:

•	Revenue down 7% (11% organic growth); operating margin 1.9% vs 1.7%; EPS ($.06) vs ($.01)

Non-GAAP:

•	Revenue down 9% (3% organic growth); operating margin 4.5% vs 5.4%; EPS $.30 vs $.44

•	Currency reduced revenue by $84 million, operating profit by $5 million and EPS by $.06

•	Operating profit down 23% (12% organic decline); organic growth in Argentina and Chile offset by lower results in U.S. and Mexico

•	Corporate expenses down $6 million

Tom Schievelbein, chairman, president and chief executive officer, said: “First-quarter non-GAAP earnings reflect profit declines in the U.S. and Mexico that were partially offset by continued strength in Latin America and lower corporate expenses.  Overall, first-quarter results are consistent with our full-year expectation of $2.00 to $2.20 non-GAAP earnings per share in 2016.  Non-GAAP revenue is expected to be approximately $2.9 billion.”

Summary of First-Quarter Results(a)

	First Quarter
(In millions, except for per share amounts)	2016	2015	% Change

GAAP
Revenues	$722	776	(7)
Operating profit	14	13	7
Income (loss) from continuing operations(b)	(3)	(1)	unfav
Diluted EPS from continuing operations(b)	(0.06)	(0.01)	unfav

Non-GAAP
Non-GAAP revenues	$689	756	(9)
Non-GAAP operating profit	31	41	(23)
Non-GAAP income from continuing operations(b)	15	22	(32)
Non-GAAP diluted EPS from continuing operations(b)	0.30	0.44	(32)

Summary Reconciliation of First-Quarter GAAP to Non-GAAP EPS(a)

	First Quarter
	2016	2015
GAAP EPS	$(0.06)	$(0.01)
Venezuela operations(c)	0.04	0.23
Reorganization and Restructuring costs(d)	0.08	0.02
U.S. and Mexican retirement plans	0.09	0.11
Acquisitions and dispositions(e)	0.12	—
Income tax rate adjustment(f)	0.03	0.10
Non-GAAP EPS	$0.30	$0.44
Amounts may not add due to rounding.

(a)	Non-GAAP results are reconciled to the applicable GAAP results on pages 12-13.

(b)	Amounts reported are attributable to shareholders of The Brink’s Company and exclude earnings related to noncontrolling interests.

(c)
Given the inability to repatriate cash, hyperinflation, fixed exchange rate policy, continued currency devaluations, and the difficulty raising prices and controlling costs, our non-GAAP results exclude Venezuela operations. Management believes excluding Venezuela enables investors to more effectively evaluate the company’s performance between periods.

(d)
Additional charges of $1.5 million were recognized in the first quarter of 2015 associated with the 2014 restructuring. Brink's initiated an additional restructuring in 2015 and recognized an additional $2.8 million in the first quarter of 2016. An additional $3.2 million in charges were recognized in the first quarter of 2016 related to executive leadership and Board of Directors restructuring actions, which were announced in January 2016. See page 11 for more details.

(e)	See page 11.

(f)	The effective income tax rate in the interim period is adjusted to be equal to the estimated full-year non-GAAP effective income tax rate of 39.0% for 2016 (compared to 37.0% for 2015).

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

First-Quarter 2016 vs. 2015

		Organic	Acquisitions /			% Change
	1Q'15	Change	Dispositions(a)	Currency(b)	1Q'16	Total	Organic
Revenues:
U.S.	$184	(5)	—	—	179	(3)	(3)
France	106	1	—	(2)	105	(1)	1
Mexico	86	5	—	(15)	75	(13)	5
Brazil	74	9	—	(22)	60	(19)	12
Canada	39	1	—	(4)	36	(7)	3
Largest 5 Markets	488	11	—	(44)	454	(7)	2
Latin America	91	18	—	(29)	79	(13)	19
EMEA	116	(9)	(7)	(4)	95	(18)	(8)
Asia	39	2	—	(2)	39	1	5
Global Markets	245	10	(7)	(35)	214	(13)	4
Payment Services	23	4	—	(6)	21	(8)	18
Revenues - non-GAAP	756	25	(7)	(84)	689	(9)	3

Other items not allocated to segments(d)	21	59	1	(48)	33	60	fav
Revenues - GAAP	$776	84	(6)	(132)	722	(7)	11

Operating profit:
U.S.	$8	(11)	—	—	(2)	unfav	unfav
France	4	—	—	—	5	10	10
Mexico	8	(4)	—	(1)	3	(59)	(51)
Brazil	6	2	—	(2)	6	—	34
Canada	2	—	—	—	2	6	18
Largest 5 Markets	28	(12)	—	(3)	13	(52)	(42)
Latin America	17	9	—	(8)	18	6	52
EMEA	8	(2)	1	—	7	(16)	(20)
Asia	7	—	—	—	6	(2)	2
Global Markets	31	7	1	(8)	31	(1)	23
Payment Services	1	—	—	—	—	(100)	(80)
Corporate items(c)	(19)	—	—	6	(13)	(32)	—
Operating profit - non-GAAP	41	(5)	1	(5)	31	(23)	(12)

Other items not allocated to segments(d)	(28)	18	(6)	(2)	(17)	(38)	(65)
Operating profit (loss) - GAAP	$13	13	(5)	(7)	14	7	fav

Amounts may not add due to rounding.

(a)	Includes operating results and gains/losses on acquisitions, sales and exits of businesses.

(b)
The amounts in the “Currency” column consist of the amortization of Venezuela non-monetary assets not devalued under highly inflationary accounting rules and the sum of monthly currency changes. Monthly currency changes represent the accumulation throughout the year of the impact on current period results of changes in foreign currency rates from the prior year period.

(c)	Corporate expenses are not allocated to segment results. Corporate expenses include salaries and other costs to manage the global business and to perform activities required by public companies.

(d)	See page 11 for more information.

Corporate Expenses
First-quarter corporate expenses totaled $13 million, down from $19 million last year due to favorable currency. Corporate expenses include regional management costs, currency transaction gains and losses, costs related to global programs and initiatives, and costs to perform activities required by public companies.
Capital Expenditures and Capital Leases
Through March 31, capital expenditures and capital lease additions were $25 million compared to $15 million in 2015. Full-year 2016 expenditures are expected to total $120 million to $130 million.
Income Taxes
On a GAAP basis, first quarter tax expense was $9 million (effective rate of 106%) versus $16 million (effective rate of 185%) in 2015.  The 2016 rate was affected by costs related to exiting Ireland for which no tax benefit can be recorded. Tax rates in both periods were affected by the non-deductible remeasurement charges related to Venezuela currency devaluation. The full-year GAAP effective tax rate is expected to be greater than 40%.  Non-GAAP earnings for the first quarter reflect an effective tax rate of 39%, which is the full-year estimated non-GAAP effective tax rate.
Acquisitions and Dispositions
Effective March 1, 2016, results from Ireland are excluded from the non-GAAP results due to the company's decision to exit the majority of its operations in the country, which had revenue of approximately $15 million in 2015. Charges excluded from non-GAAP results include $4.2 million in severance costs and an additional $1.7 million in operating and other exit costs. Brink's expects to recognize additional operating and disposition-related costs of approximately $5 million to $10 million later this year. International shipments to and from Ireland will continue to be provided through Brink’s Global Services.
Conference Call
Brink’s will host a conference call on May 3 at 11:00 a.m. Eastern Time to review first-quarter results.  Interested parties can listen by calling 888-349-0094 (in the U.S.) or 412-902-0124 (international) Participants should call in at least five minutes prior to the start of the call. Participants can pre-register at http://dpregister.com/10083962 to receive a direct dial-in number for the call. The call also will be accessible via live webcast at www.Brinks.com. A replay of the call will be available through June 3, 2016, at 877-344-7529 (in the U.S.) or (412) 317-0088 (international). The conference number is 10083962. A webcast replay will also be available at www.Brinks.com.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure transportation and cash management services. For more information, please visit The Brink’s Company website at www.Brinks.com or call 804-289-9709.

Forward-Looking Statements

This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to: 2016 non-GAAP outlook, including revenue, operating profit, margin rate and earnings per share, tax rate , capital expenditures; expected costs related to the Company’s Ireland operations and expected cost savings from Reorganization and Restructuring activities. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to:

•	Our ability to improve profitability in our largest five markets;

•	our ability to identify and execute further cost and operational improvements and efficiencies in our core businesses;

•	continuing market volatility and commodity price fluctuations and their impact on the demand for our services;

•	our ability to maintain or improve volumes at favorable pricing levels and increase cost and productivity efficiencies, particularly in the United States and Mexico;

•	investments in information technology and adjacent businesses and their impact on revenue and profit growth;

•	our ability to develop and implement solutions for our customers and gain market acceptance of those solutions;

•	our ability to maintain an effective IT infrastructure and safeguard confidential information;

•
risks customarily associated with operating in foreign countries including changing labor and economic conditions, currency restrictions and devaluations, safety and security issues, political instability, restrictions on and cost of repatriation of earnings and capital, nationalization, expropriation and other forms of restrictive government actions;

•	the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates;

•	the stability of the Venezuelan economy, changes in Venezuelan policy regarding foreign-owned businesses;

•	regulatory and labor issues in many of our global operations, including negotiations with organized labor and the possibility of work stoppages;

•	our ability to integrate successfully recently acquired companies and improve their operating profit margins;

•	costs related to dispositions and market exits;

•	our ability to identify evaluate and pursue acquisitions and other strategic opportunities, including those in the home security industry and emerging markets;

•	the willingness of our customers to absorb fuel surcharges and other future price increases;

•	our ability to obtain necessary information technology and other services at favorable pricing levels from third party service providers;

•	variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer;

•	our ability to obtain appropriate insurance coverage, positions taken by insurers with respect to claims made and the financial condition of insurers, safety and security performance,

•	our loss experience and changes in insurance costs;

•	security threats worldwide and losses of customer valuables;

•	costs associated with the purchase and implementation of cash processing and security equipment;

•	employee and environmental liabilities in connection with our former coal operations, including black lung claims incidence;

•	the impact of the Patient Protection and Affordable Care Act on UMWA and black lung liability and the Company's ongoing operations;

•
changes to estimated liabilities and assets in actuarial assumptions due to payments made, investment returns, interest rates and annual actuarial revaluations, the funding requirements, accounting treatment, investment performance and costs and expenses of our pension plans, the VEBA and other employee benefits, mandatory or voluntary pension plan contributions;

•	the nature of our hedging relationships;

•	counterparty risk;

•	changes in estimates and assumptions underlying our critical accounting policies;

•	our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings;

•	public perception of the Company's business and reputation;

•	access to the capital and credit markets;

•	seasonality, pricing and other competitive industry factors;

•	and the promulgation and adoption of new accounting standards and interpretations, new government regulations and interpretation of existing regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2015, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

The Brink’s Company and subsidiaries
Outlook Summary (Unaudited)
(In millions except as noted)

	2015 GAAP	2015 Non-GAAP(a)	2016 Non-GAAP Outlook(c)	% Change
Revenues(a)	$3,061	2,977	~2,900
Operating profit (loss)(a)	57	157	190 – 210
Nonoperating expense	(16)	(15)	(16)
Provision for income taxes(a)	(67)	(52)	(68) – (76)
Noncontrolling interests(a)	16	(5)	(5) – (7)
Income (loss) from continuing operations(a)(b)	(9)	84	101 – 111
EPS from continuing operations(a)(b)	$(0.19)	1.69	2.00 – 2.20

Key Metrics
Revenues Change
Organic			150	5%
Currency			(227)	(8)%
Total			(77)	(3)%

Operating profit margin	1.8%	5.3%	~7%

Effective income tax rate(a)	161.8%	37.0%	39.0%

Fixed assets acquired(d)
Capital expenditures	$101	97	100 – 110
Capital leases(e)	19	19	20
Total	$120	116	120 – 130

Depreciation and amortization of fixed assets(d)	$136	132	120 – 130

Amounts may not add due to rounding

Outlook for 2016

•	U.S. operating profit margin of 2% to 3%

•	Mexico operating profit margin of ~10%

(a)	See pages 12 and 13 for reconciliation to GAAP.

(b)	Attributable to Brink’s.

(c)
The annual consolidated non-GAAP outlook for 2016 is not reconciled to GAAP because we are unable to quantify certain amounts that would be required to be included in the GAAP measures without unreasonable effort.

(d)
2015 non-GAAP amounts exclude Venezuela capital expenditures of $4.3 million and Venezuela depreciation and amortization of fixed assets of $3.9 million. Depreciation and amortization of fixed assets does not include intangible asset amortization.

(e)	Includes capital leases for newly acquired assets only.

The Brink’s Company and subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except for per share amounts)

	First Quarter
	2016	2015

Revenues	$721.8	776.1

Costs and expenses:
Cost of revenues	597.0	629.1
Selling, general and administrative expenses	110.3	112.3
Total costs and expenses	707.3	741.4
Other operating expense	(0.7)	(21.8)

Operating profit	13.8	12.9

Interest expense	(4.9)	(4.9)
Interest and other income	—	0.4
Income from continuing operations before tax	8.9	8.4
Provision for income taxes	9.4	15.5

Loss from continuing operations	(0.5)	(7.1)

Loss from discontinued operations, net of tax	—	(2.4)

Net loss	(0.5)	(9.5)
Less net income (loss) attributable to noncontrolling interests	2.6	(6.5)

Net loss attributable to Brink’s	$(3.1)	(3.0)

Amounts attributable to Brink’s:
Continuing operations	(3.1)	(0.6)
Discontinued operations	—	(2.4)

Net loss attributable to Brink’s	$(3.1)	(3.0)

Loss per share attributable to Brink’s common shareholders(a):
Basic:
Continuing operations	$(0.06)	(0.01)
Discontinued operations	—	(0.05)
Net loss	$(0.06)	(0.06)

Diluted:
Continuing operations	$(0.06)	(0.01)
Discontinued operations	—	(0.05)
Net loss	$(0.06)	(0.06)

Weighted-average shares
Basic	49.5	49.1
Diluted	49.5	49.1

(a)	Earnings per share may not add due to rounding.

The Brink’s Company and subsidiaries
Supplemental Financial Information (Unaudited)
(In millions)

Selected Cash Flow Information

	First Quarter
	2016	2015

Property and equipment acquired during the year
Capital expenditures(a)
Largest 5 Markets	$14.5	$7.5
Global Markets	4.0	3.1
Payment Services	0.3	0.2
Corporate items	1.8	2.9
Capital expenditures - non-GAAP	20.6	13.7
Venezuela	0.2	0.6
Capital expenditures - GAAP	20.8	14.3

Capital Leases(b)
Largest 5 Markets	3.9	1.1
Capital leases - GAAP and non-GAAP	3.9	1.1

Total
Largest 5 Markets	18.4	8.6
Global Markets	4.0	3.1
Payment Services	0.3	0.2
Corporate items	1.8	2.9
Total - non-GAAP	24.5	14.8
Venezuela	0.2	0.6
Total - GAAP	$24.7	$15.4

Depreciation and amortization(a)
Largest 5 Markets	$22.4	$24.3
Global Markets	6.3	7.3
Payment Services	0.6	0.8
Corporate items	2.8	2.5
Depreciation and amortization - non-GAAP	32.1	34.9
Venezuela	0.1	1.8
Depreciation and amortization - GAAP	$32.2	$36.7

(a)	Capital expenditures as well as depreciation and amortization related to Venezuela have been excluded from Global Markets.

(b)
Represents the amount of property and equipment acquired using capital leases. Because these assets are acquired without using cash, the acquisitions are not reflected in the consolidated cash flow statement. Amounts are provided here to assist in the comparison of assets acquired in the current year versus prior years.

The Brink’s Company and subsidiaries
Segment Results: 2015 and 2016 (Unaudited)
(In millions, except for percentages)

	Revenues
	2015					2016
	1Q	2Q	3Q	4Q	Full Year	1Q
Revenues:
U.S.	$183.6	184.1	182.6	180.1	730.4	$178.8
France	105.7	107.4	110.8	107.6	431.5	104.8
Mexico	85.7	85.1	80.4	81.8	333.0	74.9
Brazil	73.8	67.7	63.6	65.3	270.4	60.0
Canada	38.8	39.6	37.9	37.4	153.7	35.9
Largest 5 Markets	487.6	483.9	475.3	472.2	1,919.0	454.4
Latin America	90.8	91.2	91.7	96.2	369.9	79.2
EMEA	115.7	112.3	111.5	105.2	444.7	95.4
Asia	38.7	38.6	39.7	40.4	157.4	39.0
Global Markets	245.2	242.1	242.9	241.8	972.0	213.6
Payment Services	22.8	22.1	21.7	19.3	85.9	20.9
Revenue - non-GAAP	755.6	748.1	739.9	733.3	2,976.9	688.9

Other items not allocated to segments(a)	20.5	12.2	19.3	32.5	84.5	32.9
Revenues - GAAP	$776.1	760.3	759.2	765.8	3,061.4	$721.8

	Operating Profit
	2015					2016
	1Q	2Q	3Q	4Q	Full Year	1Q
Operating profit:
U.S.	$8.3	6.4	1.4	(1.0)	15.1	$(2.2)
France	4.1	6.7	13.7	10.2	34.7	4.5
Mexico	7.9	4.5	3.4	8.4	24.2	3.2
Brazil	6.1	2.1	3.7	11.9	23.8	6.1
Canada	1.7	2.4	3.6	3.0	10.7	1.8
Largest 5 Markets	28.1	22.1	25.8	32.5	108.5	13.4
Latin America	16.5	19.2	17.6	23.0	76.3	17.5
EMEA	8.2	9.1	9.4	9.0	35.7	6.9
Asia	6.5	5.9	7.1	9.2	28.7	6.4
Global Markets	31.2	34.2	34.1	41.2	140.7	30.8
Payment Services	0.5	(3.7)	(2.0)	(2.0)	(7.2)	—
Corporate items	(19.2)	(22.0)	(20.9)	(23.1)	(85.2)	(13.1)
Operating profit - non-GAAP	40.6	30.6	37.0	48.6	156.8	31.1

Other items not allocated to segments(a)	(27.7)	(45.2)	(11.7)	(15.6)	(100.2)	(17.3)
Operating profit (loss) - GAAP	$12.9	(14.6)	25.3	33.0	56.6	$13.8

	Margin
	2015					2016
	1Q	2Q	3Q	4Q	Full Year	1Q
Margin:
U.S.	4.5%	3.5	0.8	(0.6)	2.1	(1.2)%
France	3.9	6.2	12.4	9.5	8.0	4.3
Mexico	9.2	5.3	4.2	10.3	7.3	4.3
Brazil	8.3	3.1	5.8	18.2	8.8	10.2
Canada	4.4	6.1	9.5	8.0	7.0	5.0
Largest 5 Markets	5.8	4.6	5.4	6.9	5.7	2.9
Latin America	18.2	21.1	19.2	23.9	20.6	22.1
EMEA	7.1	8.1	8.4	8.6	8.0	7.2
Asia	16.8	15.3	17.9	22.8	18.2	16.4
Global Markets	12.7	14.1	14.0	17.0	14.5	14.4
Payment Services	2.2	(16.7)	(9.2)	(10.4)	(8.4)	—
Corporate items	(2.5)	(2.9)	(2.8)	(3.2)	(2.9)	(1.9)
Operating profit - non-GAAP	5.4	4.1	5.0	6.6	5.3	4.5

Other items not allocated to segments(a)	(3.7)	(6.0)	(1.7)	(2.3)	(3.5)	(2.6)
Operating profit (loss) - GAAP	1.7%	(1.9)	3.3	4.3	1.8	1.9%

(a)	See page 11 for more information.

The Brink’s Company and subsidiaries
Other Items Not Allocated To Segments (Unaudited)
(In millions)

Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. A summary of the other items not allocated to segment results is below.

Other items not allocated to segments

	2015					2016
	1Q	2Q	3Q	4Q	Full Year	1Q

Revenues:
Venezuela operations	$20.5	12.2	19.3	32.5	84.5	$32.1
Acquisitions and dispositions	—	—	—	—	—	0.8
Revenues	$20.5	12.2	19.3	32.5	84.5	$32.9

Operating profit:
Venezuela operations	$(17.9)	(39.1)	(0.8)	10.1	(47.7)	$1.8
Reorganization and Restructuring	(1.5)	1.2	(2.9)	(12.1)	(15.3)	(6.0)
U.S. and Mexican retirement plans	(8.3)	(7.6)	(8.0)	(7.3)	(31.2)	(7.3)
Acquisitions and dispositions	—	0.3	—	(6.3)	(6.0)	(5.8)
Operating profit	$(27.7)	(45.2)	(11.7)	(15.6)	(100.2)	$(17.3)

Venezuela operations We have excluded from our segment results all of our Venezuela operating results, including expenses related to currency devaluations ($3.8 million in 2016 and $20.6 million in the first quarter of 2015), due to management’s inability to allocate, generate or redeploy resources in-country or globally. In light of these unique circumstances, our operations in Venezuela are largely independent of the rest of our global operations. As a result, the Chief Executive Officer, the Company's Chief Operating Decision Maker ("CODM"), assesses segment performance and makes resource decisions by segment excluding Venezuela operating results. Additionally, management believes excluding Venezuela from segment results makes it possible to more effectively evaluate the company’s performance between periods.

Factors considered by management in excluding Venezuela results include:

•	Continued inability to repatriate cash to redeploy to other operations or dividend to shareholders

•	Highly inflationary environment

•	Fixed exchange rate policy

•	Continued currency devaluations and

•	Difficulty raising prices and controlling costs

Reorganization and Restructuring Brink’s reorganized and restructured its business in December 2014, eliminating the management roles and structures in its former Latin America and EMEA regions and implementing a plan to reduce the cost structure of various country operations by eliminating approximately 1,700 positions across its global workforce.  Severance costs of $21.8 million associated with these actions were recognized in 2014. An additional $1.5 million was recognized in the first quarter of 2015 related to the 2014 restructuring. The restructuring saved annual direct costs of approximately $50 million in 2015 compared to 2014, excluding charges for severance, lease termination and accelerated depreciation. Brink's initiated an additional restructuring of its business in the third quarter of 2015. We recognized $2.8 million of costs in the first three months of 2016 related to employee severance and contract terminations associated with the 2015 restructuring, which is expected to reduce the global workforce by approximately 1,200 to 1,300 positions and is projected to result in $20 to $30 million in 2016 cost savings. In addition, in 2015, we recognized $1.8 million in charges related to Executive Leadership and Board of Directors restructuring actions, which were announced in January 2016. We recognized $3.2 million in charges in the first quarter of 2016 related to these restructuring actions. We expect to recognize between $2 and $4 million of additional restructuring costs. These amounts have not been allocated to segment results.

U.S. and Mexican retirement plans Costs related to our frozen U.S. retirement plans have not been allocated to segment results. Employee termination costs in Mexico are accounted for as retirement benefits under FASB ASC Topic 715, Compensation — Retirement Benefits. Settlement charges related to these termination benefits have not been allocated to segment results.

Acquisitions and dispositions Effective March 1, 2016, results from Ireland are excluded from non-GAAP results due to the company's decision to exit the majority of its operations there, which had revenue of approximately $15 million in 2015. Charges excluded from non-GAAP results include $4.2 million in severance costs and an additional $1.7 million in operating and other exit costs. Brink's expects to recognize additional operating and disposition-related costs of approximately $5 million to $10 million later this year. International shipments to and from Ireland will continue to be provided through Brink’s Global Services.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

Non-GAAP results described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The purpose of the Non-GAAP results is to report financial information excluding income and expenses that have not been allocated to segments (except for Corporate expenses which include salaries and other costs to manage the global business and to perform activities required by public companies). Non-GAAP results also adjust the quarterly Non-GAAP tax rates so that the Non-GAAP tax rate in each of the quarters is equal to the full-year estimated Non-GAAP tax rate. The full-year Non-GAAP tax rate in both years excludes certain pretax and tax income and expense amounts. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented.

The annual consolidated Non-GAAP outlook amounts for 2016 on page 7 are not reconciled to GAAP because we are unable to quantify certain amounts that would be required to be included in the GAAP measures without unreasonable effort.

The Non-GAAP information provides information to assist comparability and estimates of future performance. Brink’s believes these measures are helpful in assessing operations and estimating future results and enable period-to-period comparability of financial performance. In addition, Brink’s believes the measures will help investors assess the ongoing operations. Non-GAAP results should not be considered as an alternative to revenue, income or earnings per share amounts determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts.

Non-GAAP Results Reconciled to GAAP

	1Q'15			1Q'16
	Pre-tax	Tax	Effective tax rate	Pre-tax	Tax	Effective tax rate
Effective Income Tax Rate
Non-GAAP	$36.1	13.4	37.1%	$26.2	10.2	38.9%
Other items not allocated to segments(b)	(27.7)	2.1	147.4%	(17.3)	(0.8)	66.7%
GAAP	$8.4	15.5	184.5%	$8.9	9.4	105.6%

2016
1Q
EPS:
Constant currency basis - Non-GAAP	$0.36
Effect of changes in currency exchange rates(a)	(0.06)
Non-GAAP	0.30
Other items not allocated to segments(b)	(0.33)
Income tax rate adjustment(c)	(0.03)
GAAP	$(0.06)

Amounts may not add due to rounding.

(a)
See footnote (b) on page 3 for currency definition and calculation between periods. For Non-GAAP EPS on a constant currency basis, EPS is calculated for the most recent period at the prior period's foreign currency rates to eliminate the currency impact on EPS.

(b)
See “Other Items Not Allocated To Segments” on page 11 for pretax amounts and details. Other Items Not Allocated To Segments for noncontrolling interests, income from continuing operations attributable to Brink's and EPS are the effects of the same items at their respective line items of the consolidated statements of operations.

(c)
Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate is estimated at 39.0% for 2016 and was 37.0% for 2015.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited) - continued
(In millions, except for percentages and per share amounts)

	2015					2016
	1Q	2Q	3Q	4Q	Full Year	1Q

Revenues:
Non-GAAP	$755.6	748.1	739.9	733.3	2,976.9	$688.9
Other items not allocated to segments(b)	20.5	12.2	19.3	32.5	84.5	32.9
GAAP	$776.1	760.3	759.2	765.8	3,061.4	$721.8

Operating profit (loss):
Non-GAAP	$40.6	30.6	37.0	48.6	156.8	$31.1
Other items not allocated to segments(b)	(27.7)	(45.2)	(11.7)	(15.6)	(100.2)	(17.3)
GAAP	$12.9	(14.6)	25.3	33.0	56.6	$13.8

Taxes:
Non-GAAP	$13.4	9.7	12.2	17.0	52.3	$10.2
Other items not allocated to segments(b)	(3.9)	—	(1.5)	19.6	14.2	(2.0)
Income tax rate adjustment(c)	6.0	(2.1)	3.4	(7.3)	—	1.2
GAAP	$15.5	7.6	14.1	29.3	66.5	$9.4

Noncontrolling interests:
Non-GAAP	$0.8	1.8	0.8	1.5	4.9	$1.1
Other items not allocated to segments(b)	(6.2)	(16.5)	(1.4)	2.9	(21.2)	1.1
Income tax rate adjustment(c)	(1.1)	1.2	0.2	(0.3)	—	0.4
GAAP	$(6.5)	(13.5)	(0.4)	4.1	(16.3)	$2.6

Income from continuing operations attributable to Brink's:
Non-GAAP	$21.9	14.8	20.1	27.4	84.2	$14.9
Other items not allocated to segments(b)	(17.6)	(28.7)	(8.8)	(38.2)	(93.3)	(16.4)
Income tax rate adjustment(c)	(4.9)	0.9	(3.6)	7.6	—	(1.6)
GAAP	$(0.6)	(13.0)	7.7	(3.2)	(9.1)	$(3.1)

EPS:
Non-GAAP	$0.44	0.30	0.40	0.55	1.69	$0.30
Other items not allocated to segments(b)	(0.36)	(0.58)	(0.18)	(0.77)	(1.87)	(0.33)
Income tax rate adjustment(c)	(0.10)	0.02	(0.07)	0.15	—	(0.03)
GAAP	$(0.01)	(0.26)	0.16	(0.07)	(0.19)	$(0.06)

Non-GAAP margin	5.4%	4.1%	5.0%	6.6%	5.3%	4.5%

Amounts may not add due to rounding.

See page 12 for footnote explanations.